Exhibit 10.1

Execution Version

ASSIGNMENT, ASSUMPTION, AND CONSENT AGREEMENT
AND
FOURTH AMENDMENT TO ASSET PURCHASE AGREEMENT
THIS ASSIGNMENT, ASSUMPTION, AND CONSENT AGREEMENT AND FOURTH AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into effective as of July 17, 2015 (the “Effective Date”), by and among Union Power Partners, L.P. (“Union”), Entergy Arkansas, Inc. (“EAI”), Entergy Gulf States Louisiana, L.L.C. (“EGSL”), Entergy Texas, Inc. (“ETI”), and Entergy New Orleans, Inc. (“ENOI”). Union, EAI, EGSL, ETI, and ENOI are sometimes referred to hereinafter individually as a “Party” and collectively as the “Parties.”

RECITALS
WHEREAS, Union, EAI, EGSL, and ETI are parties to that certain Asset Purchase Agreement dated as of December 8, 2014 (the “Original Agreement”);
WHEREAS, on February 27, 2015, Union, EAI, EGSL, and ETI entered into that certain First Amendment To Asset Purchase Agreement (“First Amendment”), which amended Section 6.4 of the Original Agreement (the Original Agreement, as amended by the First Amendment, the “First Amended Agreement”);
WHEREAS, on March 16, 2015, Union, EAI, EGSL, and ETI entered into that certain Second Amendment To Asset Purchase Agreement (“Second Amendment”), which amended Section 6.4 of the First Amended Agreement (the First Amended Agreement, as amended by the Second Amendment, the “Second Amended Agreement”);
WHEREAS, on April 1, 2015, Union, EAI, EGSL, and ETI entered into that certain Third Amendment To Asset Purchase Agreement (“Third Amendment”), which amended Section 6.4(c) and Schedule 5.3 of the Second Amended Agreement and modified the requirements of Section 6.6(a) of Section 6.6(b) of the Second Amended Agreement (the Second Amended Agreement, as amended by the Third Amendment, the “Third Amended Agreement”);
WHEREAS, ETI desires to assign its rights, liabilities, and interest in and under the Third Amended Agreement to ENOI pursuant to Section 11.5 of the Third Amended Agreement, and ENOI desires to accept such assignment;
WHEREAS, Union, EAI, and EGSL desire to consent to such assignment and assumption and release and forever discharge ETI from its obligations under the Third Amended Agreement; and
WHEREAS, the Parties desire to amend the Third Amended Agreement to reflect the assignment of ETI’s rights, liabilities, and interest in the Third Amended Agreement to ENOI.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged and agreed, the Parties, intending to be legally bound, agree as follows:

1.Effective Time of Assignment, Assumption, and Consent and Fourth Amendment. Sections 2 through 6 hereof shall become effective immediately upon delivery of notice thereof from or on behalf of ETI to the other Parties pursuant to the terms of Section 11.8 of the Third Amended Agreement.

2.Assignment and Assumption. ETI hereby assigns to ENOI all of its rights, liabilities, and interest in and under the Third Amended Agreement. ENOI hereby accepts such assignment from ETI and shall succeed to the rights and be obligated to perform the obligations of ETI under the Third Amended Agreement.

3.Release of ETI. ETI is hereby released and forever discharged from its obligations under the Third Amended Agreement.

4.Consent to Assignment. Each of Union, EAI, and EGSL hereby consents to the assignment by ETI to ENOI of all of its rights, liabilities, and interest in and under the Third Amended Agreement.

5.Amendments to Third Amended Agreement.
(a)The introductory paragraph of the Third Amended Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“THIS ASSET PURCHASE AGREEMENT, dated as of December 8, 2014, is made and entered into by and among Union Power Partners, L.P., a limited partnership organized and existing under the laws of the State of Delaware (“Seller”), and, solely with respect to Section 6.4(h), Section 6.12, Section 6.13(d), Section 6.15(c), Section 6.23(d) and Section 11.12, Entegra TC LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Entegra TC”), on the one hand, and Entergy Arkansas, Inc., a corporation organized and existing under the laws of the State of Arkansas (“EAI”), Entergy Gulf States Louisiana, L.L.C., a limited liability company organized and existing under the laws of the State of Louisiana (“EGSL”), and Entergy New Orleans, Inc., a corporation organized and existing under the laws of the State of Louisiana (“ENOI” and each of EAI, EGSL, and ENOI, a “Purchaser” and, collectively, “Purchasers”), on the other hand.”
(b)Section 1.1 of the Third Amended Agreement is hereby amended by:

(i)adding the following definition in the appropriate alphabetical order: “‘Council’ means the Council of the City of New Orleans, Louisiana.”;

(ii)adding the following definition in the appropriate alphabetical order: “’ENOI’ has the meaning set forth in the introductory paragraph of this Agreement.”;

(iii)deleting the definition of “ETI” in its entirety and replacing all other instances of the word “ETI” appearing in the Third Amended Agreement with the word “ENOI”; and

(iv)deleting the definition of “PUCT” in its entirety and replacing all other instances of the word “PUCT” appearing in the Third Amended Agreement with the word “Council”.

(c)Section 2.22 of the Third Amended Agreement is hereby amended by:

(i)deleting subsection (a) thereof and replacing it with the following: “[reserved]”; and

(ii)replacing each instance of the word “ETI” appearing in subsections (c) and (e) thereof with the word “ENOI.”

(d)Section 6.4(d) of the Third Amended Agreement is hereby amended by deleting clause (iii) thereof in its entirety and replacing it with the following: “(iii) ENOI shall use good faith efforts to file with the Council on or before the later of August 31, 2015, or thirty (30) days following the date that notice was given making ENOI a Purchaser under this Agreement, its initial application seeking approval to purchase the portion of the Purchased Assets to be purchased by ENOI as of such filing.”

(e)Section 6.4(f) of the Third Amended Agreement is hereby amended by deleting the phrase “APSC, LPSC or PUCT” appearing therein and replacing it with the following: “APSC, LPSC or Council.”

(f)Section 6.19(c) of the Third Amended Agreement is hereby amended by replacing each instance of the word “ETI” appearing therein with the word “ENOI.”

(g)Section 10.1 of the Third Amended Agreement is hereby amended by replacing each instance of the word “ETI” appearing therein with the word “ENOI.”

(h)Section 11.8 of the Third Amended Agreement is hereby amended by deleting the notice information for ETI and appearing therein replacing it with the following notice information for ENOI:

if to ENOI to:
Entergy New Orleans, Inc.
c/o Entergy Services, Inc.
10055 Grogans Mill Road
The Woodlands, TX 77380
Attention: Vice President, System Planning
Fax: (281) 297-3929
with a copy to:
Entergy Services, Inc.
10055 Grogans Mill Road
The Woodlands, TX 77380
Attention: Assistant General Counsel
Fax: (281) 297-3947.
6.Amendments to Schedules.

(a)Schedule 1.1B is hereby amended by replacing each instance of the word “ETI” appearing therein with the word “ENOI.”

(b)Schedule 5.3 is hereby amended by deleting the section of Part II thereof entitled “ETI Regulatory Approvals” in its entirety and adding the following section in the appropriate alphabetical order:

ENOI Regulatory Approvals

1.
Approval from FERC, in a manner and on terms and conditions acceptable to ENOI in its sole and absolute discretion, under Section 203 of the Federal Power Act and in accordance with Part 33 of FERC’s Rules and Regulations, 18 C.F.R. Part 33, for the Transactions applicable to ENOI.

2.
Approval from FERC, in a manner and on terms and conditions acceptable to ENOI in its sole and absolute discretion, under Section 205 of the Federal Power Act for the inclusion in full in wholesale rates of the acquisition adjustment associated with the Transactions applicable to ENOI.

3.
Approval from the Council, in a manner and on terms and conditions acceptable to ENOI in its sole and absolute discretion (including, without limitation, approval of the timely and full recovery of all costs of ENOI associated with this Agreement and the Ancillary Agreements to which ENOI is or will become a party) and such other regulatory treatment in connection with the Transactions applicable to ENOI as is deemed acceptable by ENOI in its sole and absolute discretion.

7.Preparation of Amendment. This Agreement was prepared jointly by the Parties, each Party having had access to advice of its own counsel, and not by any Party to the exclusion of any other Party, and shall not be construed against any Party as a result of the manner in which this Agreement was prepared, negotiated or executed.

8.Execution, Delivery and Enforceability. Each of the Parties has all requisite power and authority to execute and deliver this Agreement. The execution and delivery by each of the Parties of this Agreement have been duly and validly authorized by all necessary corporate, limited liability company or partnership action required by such Party, and no other acts, approvals or corporate, limited liability company or partnership proceedings on its part or on the part of the holders of such Party’s equity or ownership interests or debt securities or any other Person are necessary to authorize the same. This Agreement constitutes the valid and legally binding obligations of each Party, enforceable against such Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights and by general equitable principles.

9.Governing Law; Venue. The validity, interpretation and effect of this Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York without regard to conflicts of law doctrines (other than Section 5-1401 of the New York General Obligations Law). Any action or proceeding arising under this Agreement shall be adjudicated by courts of the State of Texas and the courts of the United States located in the State of Texas, in each case located in Harris County, State of Texas, and appellate courts from any thereof, AND EACH PARTY CONSENTS AND AGREES THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN AND ONLY IN SUCH COURTS AND WAIVES (TO THE MAXIMUM EXTENT PERMITTED BY LAW) ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM OR ANY SIMILAR OBJECTION AND AGREES NOT TO PLEAD OR CLAIM THE SAME.

10.Waiver of Jury Trial. EACH OF THE PARTIES EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

11.Multiple Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document. Any executed counterpart transmitted by facsimile, electronic communication in portable document format (.pdf), or similar transmission by any Party shall be deemed an original and shall be binding upon such Party. The terms applicable to Imaged Documents set forth in the Third Amended Agreement shall apply to this Agreement.

12.Amendments. No modification or amendment of any provision of this Agreement shall be effective unless made in writing referring specifically to this Agreement and duly signed by or on behalf of each of the Parties.

13.Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid, binding and enforceable under Law, but if any provision of this Agreement is held to be invalid, void (or voidable) or unenforceable under Law, such provision shall be ineffective only to the extent held to be invalid, void (or voidable) or unenforceable, without affecting the remainder of such provision or the remaining provisions of this Agreement. To the extent permitted by Law, the Parties waive any provision of Law that renders any provision hereof prohibited or unenforceable in any respect.

14.Force and Effect. The Third Amended Agreement, as amended by Section 5 and Section 6 above, is hereby ratified and confirmed in all respects and remains in full force and effect.

15.Binding Effect. The terms of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

16.Attorneys’ Fees. In any litigation or other proceeding between or among the Parties relating to this Agreement, the prevailing party shall be entitled to recover from the other its reasonable out-of-pocket costs incurred in connection with such litigation or proceeding, including reasonable attorneys’ fees and other legal expenses.

17.Further Assurances. Each Party shall execute and deliver, upon the reasonable request of another Party, any and all further instruments or documents, and exercise Commercially Reasonable Efforts to take such further actions as may reasonably be required, to fulfill and implement the terms of this Agreement or realize the benefits intended to be afforded hereby.

18.Certain Defined Terms. Unless the context otherwise requires, capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Third Amended Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

UNION POWER PARTNERS, L.P.
By_/s/ Michael R. Schuyler______________
Name: Michael R. Schuyler
Title: President and CEO

ENTERGY ARKANSAS, INC.

By_/s/ Hugh T. McDonald_______________
Name: Hugh T. McDonald
Title: President and CEO

ENTERGY GULF STATES LOUISIANA, L.L.C.

By_/s/ Phillip R. May___________________
Name: Phillip R. May
Title: President and CEO

ENTERGY TEXAS, INC.

By_/s/ Sallie T. Rainer___________________
Name: Sallie T. Rainer
Title: President and CEO

ENTERGY NEW ORLEANS, INC.

By_/s/ Charles Rice_____________________
Name: Charles Rice
Title: President and CEO

[Signature Page - Assignment, Assumption, And Consent Agreement
And Fourth Amendment To Asset Purchase Agreement]